UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

  1301 Municipal Way, Suite 100, Grapevine, Texas

76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 25, 2014, United Development Funding IV (the “Registrant”) held its 2014 Annual Meeting of Shareholders. At the meeting, the Registrant’s shareholders voted on the following proposals: (i) to elect five trustees, each to hold office for a one-year term expiring at the Registrant’s Annual Meeting of Shareholders to be held in 2015 and until his successor is duly elected and qualifies; (ii) to approve, on a non-binding advisory basis, a resolution approving the compensation of the Registrant’s named executive officer as disclosed pursuant to Item 402 of Regulation S-K; (iii) to approve, on a non-binding advisory basis, the frequency of a non-binding advisory vote on named executive officer compensation; (iv) to approve seven proposals to amend and restate the Registrant’s declaration of trust in connection with a listing of the Registrant’s common shares on NASDAQ; and (v) to ratify the appointment of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2014. The five proposals are described in detail in the Registrant’s definitive proxy statement, dated May 29, 2014, as filed on Schedule 14A on May 29, 2014.

Proposals 2 and 3 were non-binding advisory votes. All of the other proposals were approved by the Registrant’s shareholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five trustees, each to hold office for a one-year term expiring at the Registrant’s Annual Meeting of Shareholders to be held in 2015 and until his successor is duly elected and qualifies:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Hollis M. Greenlaw	18,771,308.01	875,706.32	0
Phillip K. Marshall	18,764,999.48	882,014.84	0
J. Heath Malone	18,748,056.74	898,957.58	0
Steven J. Finkle	18,756,357.92	890,656.40	0
John R. (“Bobby”) Ray	18,712,096.44	934,917.88	0

Proposal 2. To approve, on a non-binding advisory basis, a resolution approving the compensation of the Registrant’s named executive officer as disclosed pursuant to Item 402 of Regulation S-K:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
16,901,233.34	811,939.82	1,933,841.16	0

Proposal 3. To approve, on a non-binding advisory basis, the frequency of a non-binding advisory vote on named executive officer compensation:

Every 3 Years	Every 2 Years	Every Year	Shares Abstained	Broker Non-Votes
14,986,094.93	823,975.37	1,899,888.21	1,933,841.16	0

In light of this vote and other factors, the Registrant’s board of trustees decided at a meeting held on July 25, 2014, that the Registrant will include a non-binding advisory vote on named executive officer compensation every three years in the Registrant’s future proxy materials until a future non-binding advisory vote of the shareholders regarding the frequency of such votes on named executive officer compensation results in a different determination by the Registrant’s board of trustees. Therefore, the next non-binding advisory vote on named executive officer compensation will be held at the Annual Meeting of Shareholders to be held in 2017. Under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Registrant will hold another non-binding advisory vote on the frequency of the non-binding advisory vote regarding named executive officer compensation no later than the Annual Meeting of Shareholders to be held in 2020.

Proposal 4A. To amend and restate the Registrant’s declaration of trust to remove provisions originally included to comply with the NASAA REIT Guidelines:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
17,815,445.07	478,468.07	1,353,101.18	0

Proposal 4B. To amend and restate the Registrant’s declaration of trust to replace the NASAA REIT Guidelines requirements and other provisions related to the appointment of, supervision of, and compensation to, the advisor of the Registrant and related provisions:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
17,526,980.04	701,508.82	1,418,525.47	0

Proposal 4C. To amend and restate the Registrant’s declaration of trust to clarify certain provisions related to (i) indemnification and advancement of expenses; (ii) distributions of shares of one class to holders of another class; and (iii) the interpretation of ambiguities in the Trust’s declaration of trust:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
17,971,562.12	382,152.28	1,293,299.92	0

Proposal 4D. To amend and restate the Registrant’s declaration of trust to delete certain provisions related to the issuance of share certificates and requiring that the independent trustees approve the issuance of preferred shares:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
17,638,399.81	669,397.59	1,339,216.93	0

Proposal 4E. To amend and restate the Registrant’s declaration of trust to add certain provisions related to (i) qualifying for federal income tax treatment as a REIT and (ii) additional transfer procedures:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
18,139,150.47	248,478.76	1,259,385.10	0

Proposal 4F. To amend and restate the Registrant’s declaration of trust to update certain provisions to reflect a listing of the Registrant’s shares of beneficial interest on NASDAQ, delete the provision regarding noncompliant tender offers and revise obsolete references to the NYSE:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
18,112,957.62	270,219.89	1,263,836.81	0

Proposal 4G. To amend and restate the Registrant’s declaration of trust to provide that a trustee may be removed at a meeting of shareholders called for that purpose for cause only, clarify the point at which a trustee’s resignation becomes effective and delete the provision limiting the number of trustees to fifteen:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
17,950,898.15	457,931.81	1,238,184.36	0

Proposal 5. To ratify the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
18,169,015.68	175,244.60	1,212,006.46	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: July 28, 2014	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer